Exhibit 99.1
NEWS RELEASE
news release

FOR IMMEDIATE RELEASE	AUGUST 6, 2007
SYKES ENTERPRISES, INCORPORATED REPORTS SECOND
QUARTER 2007 FINANCIAL RESULTS
Double-Digit Revenue Growth
in the Second Quarter Supports Revenue & EPS Outlook for the Full-Year
TAMPA, FL — August 6, 2007 - Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a global leader in providing outsourced customer contact management solutions and services in the business process outsourcing (BPO) arena, announced today financial results for the second quarter of 2007, the highlights of which are as follows:

	Second Quarter	Second Quarter
(In millions, except per share data)	2007	2006 (a)
Revenues	$168.3	$135.2
Income from Operations	$7.5	$6.5
Net Income	$6.3	$11.8
EPS	$0.16	$0.29

(a)	Results for the second quarter of 2006 included a tax benefit of approximately $0.12 per share related to a Canadian tax appeals settlement
•	Second quarter revenues rose to a record $168.3 million, up 24.5%; excluding contributions from the Argentina acquisition, second quarter revenues were a record $159.9 million, up 18.3%, with the revenue growth split roughly evenly between new and existing client relationships

•	Consistent with recent quarters, growth was broad-based with top-40 clients, which represent over three-quarters of total revenues, growing by approximately 23% over the comparable quarter, excluding contributions from the Argentina acquisition

•	Revenue concentration among top-10 clients declined further in the second quarter of 2007 to 37% versus 43% in the comparable quarter last year, with the largest client representing 6.5% of second quarter 2007 revenues versus 6.2% in the comparable quarter last year

•	The Company achieved its second quarter seat capacity expansion target with the addition of approximately 1,180 seats; total seat capacity increased organically (excluding the Argentina acquisition) by 21%, or approximately 3,940 seats, over the comparable quarter — led primarily by expansion in offshore capacity by approximately 3,450 seats
SYKES Enterprises, Incorporated
Corporate Headquarters:
400 North Ashley Drive
Tampa, FL USA 33602
1 · 800 · TO · SYKES
http://www.sykes.com
EMEA Operations:
599 Calder Road
Edinburgh EH11 4GA
Scotland
+44 (0) 131 458-6500

Operating Performance by Segment
Americas
Revenues generated from the Company’s clients in the Americas segment, including operations in North America and offshore (Latin America and the Asia Pacific region), were up 24.5% to $113.2 million, or 67.3% of total revenues, in the second quarter of 2007. This compared to revenues of $90.9 million, or 67.3% of total revenues, for the prior year period. The Argentina acquisition (completed in the third quarter of 2006) contributed approximately $8.4 million, or 9.2%, to the 24.5% second quarter 2007 revenue percentage increase. Excluding the Argentina acquisition, the 15.3% comparable revenue growth sustains the favorable double-digit growth trend seen over the last several comparable quarters. This trend reflects a continuation of broad-based increases in customer care demand within existing and new client relationships, particularly within the financial services vertical, followed by the technology, transportation, and healthcare verticals. The Company is currently in the midst of ramping-up new client relationships within the financial services, transportation and communications verticals across the U.S and offshore regions, targeting such business lines as credit card, travel portals and wireless services. Approximately 60% of the Americas second quarter 2007 revenue, 57% excluding the acquisition, was generated from services provided offshore compared to approximately 53% in the prior year quarter, demonstrating continued growth in revenues offshore.
On a sequential basis, the Americas revenues decreased 0.6% to $113.2 million compared to $114 million in revenues from the first quarter of 2007. First quarter 2007 revenues included $1.4 million in Canadian performance incentive payments related to the telemedicine program. Excluding the Canadian performance incentive payments, however, comparable revenues were up 0.6% sequentially. The growth in revenues was largely attributable to the factors mentioned in the preceding paragraph.
The Americas operating margin before corporate G&A expenses for the second quarter of 2007 was 13.7% versus 14.7% in the comparable quarter last year. The 100 basis points decrease in the Americas operating margin was due to a combination of foreign exchange impact from the appreciating Philippines Peso, offshore wage increases on select client relationships as discussed in our second quarter business outlook and costs associated with capacity additions during the quarter.
On a sequential basis, the operating margin decreased to 13.7% from 17.6% in the first quarter of 2007. Excluding the Canadian performance incentive in the first quarter of 2007, the Americas operating margin decreased sequentially by 380 basis points due to the factors mentioned in the preceding paragraph.
EMEA
Revenues from the Company’s Europe, Middle East and Africa (EMEA) region increased 24.3% to $55.0 million, representing 32.7% of SYKES’ total revenues for the second quarter of 2007 compared to $44.3 million, or 32.7%, in the prior year’s second quarter. The $10.7 million increase in EMEA revenues was split roughly between improvements in customer care demand of $7.0 million and a stronger Euro contributing $3.7 million. The improvements in customer care demand were primarily driven by existing client relationships, as well as new client relationships within the technology and communications verticals, offsetting the expiration of a relationship with a technology client in the comparable quarter last year.
Sequentially, EMEA revenues increased $1.0 million, or 1.9%, to $55.0 million compared to $54.0 million in the first quarter of 2007. A $1.5 million sequential revenue increase related to the stronger Euro was partially offset by a slight decline in customer care demand of $0.5 million, largely attributable to select client relationships in the communications & other verticals.
The operating margin for EMEA before corporate G&A expenses for the second quarter of 2007 was 3.9% compared to 2.9% in the prior year period. The continued improvement in the year-over-year operating margin performance was principally due to strong customer care demand coupled with better leverage of general and administrative expenses, which was partially due to the inclusion of certain severance expenses related to the expiration of a client relationship in the prior-year second quarter.

Sequentially, the EMEA operating margin decreased to 3.9% from 5.4%, due to an increase in customer care demand-related ramp-up costs.
Corporate Costs
Corporate costs totaled $10.2 million in the second quarter of 2007, an increase of $2.1 million from $8.1 million in the prior year period. Of the $2.1 million increase, approximately $1.2 million was related to stock-based compensation, while the balance was related to professional fees, some of which were FIN 48-related, and salaries.
Other Income and Taxes
Other income for the second quarter of 2007 was $0.7 million compared to other income of $3.3 million for the same period in the prior year. Other income for the second quarter of 2006 included $2.2 million in additional income, of which $1.7 million was related to interest income from the Canadian tax appeals settlement, with the balance related to rental income from the lease of four U.S. customer contact management centers, which were sold in the third quarter of 2006. Excluding the additional income, the comparable decline in other income was due to foreign-exchange translation losses.
For the second quarter of 2007, the Company incurred a tax provision of 22.0% versus a tax benefit of 20.4% in the same period last year, which included a $3.0 million Canadian tax appeals settlement. Excluding the Canadian tax appeals settlement, the comparable increase in the tax provision is related to a combination of shift in the geographic mix of earnings and a valuation allowance for the current year tax loss in jurisdictions where there is no tax benefit.
Liquidity and Capital Resources
The Company’s balance sheet at June 30, 2007 remained strong with cash and cash equivalents of $173.8 million and no outstanding debt. Approximately $140.7 million of the Company’s June 30th cash balance was held in international operations and would be subject to additional taxes if repatriated back to the U.S. At June 30, 2007, the Company also had $50 million of capacity available under its credit facility. For the three-months ended June 30, 2007, the Company generated approximately $17.8 million in cash flow from operations.
Business Outlook
The trend of strong customer care demand from new and existing client relationships across the financial services, transportation and communications verticals is expected to continue into the second half of 2007. This strong demand is noteworthy, as it is slated not just for offshore and EMEA operations, but also for U.S. Second quarter seat utilization in the U.S. was at 57% versus the low-to-mid 80% utilization in other geographies. We expect a rise in U.S. seat utilization rate to contribute positively to the Company’s revenue growth rate as the U.S. operations generate higher revenue per seat versus offshore. Correspondingly, it should also contribute positively to overall operating margins as the Company is able to better leverage corporate general and administrative expenses. And finally, the increased revenue contribution from the U.S. growth could offset some of the impact of the foreign exchange shifts related to offshore revenues.
In addition to the strong demand, the Company is making in-roads in passing through wage increases to certain clients in the form of price increases. Even though the impact is likely to vary depending on the size of the client, timing and the magnitude of the increase, thus far, these price increases are averaging between 4% and 5%. The combination and timing of the expected capacity utilization increase in the U.S and select price increase pass-throughs are expected to start favorably impacting operations in the fourth quarter of 2007. Third quarter 2007 outlook, however, is expected to remain somewhat restrained by the wage increases and client-related ramp costs.

Considering the above factors, the Company anticipates the following financial results for the three months ended September 30, 2007:
•	Revenues in the range of $173 million to $177 million

•	Tax rate in the range of 22% to 23%

•	EPS in the range of $0.17 to $0.19 per diluted share

•	Capital expenditures in the range of $6 million to $9 million
The Company anticipates the following financial results for the twelve months ended December 31, 2007:
•	Revenues in the range of $687 million to $696 million

•	Tax rate in the range of 21% to 22%

•	EPS in the range of $0.87 to $0.92 per diluted share

•	Capital expenditures in the range of $25 million to $30 million
Conference Call
The Company will conduct a conference call regarding the content of this release tomorrow, August 7, 2007 at 10:00 a.m. Eastern Daylight Savings Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the Investors section of SYKES’ website at www.sykes.com/investors.asp under the heading “Investor Newsroom — Press Releases.”
About Sykes Enterprises, Incorporated
SYKES is a global leader in providing customer contact management solutions and services in the business process outsourcing (BPO) arena. SYKES provides an array of sophisticated customer contact management solutions to Fortune 1000 companies around the world, primarily in the communications, financial services, healthcare, technology and transportation and leisure industries. SYKES specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service. Headquartered in Tampa, Florida, with customer contact management centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web and chat. Utilizing its integrated onshore/offshore global delivery model, SYKES serves its clients through two geographic operating segments: the Americas (United States, Canada, Latin America and Asia Pacific) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the Americas and fulfillment services in EMEA, which include multi-lingual sales order processing, payment processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.
Forward-Looking Statements
This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the timing of significant orders for SYKES’ products and services, (ii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (iii) changes in applicable accounting principles or interpretations of such principles, (iv) difficulties or delays in implementing SYKES’ bundled service offerings, (v) failure to achieve sales, marketing and other objectives, (vi) construction delays of new or expansion of existing customer support centers, (vii) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (viii) rapid technological change, (ix) loss or addition of significant clients, (x) political and country-specific risks inherent in conducting business abroad, (xi)

currency fluctuations and inflation, (xii) fluctuations in global business conditions and the global economy, (xiii) SYKES’ ability to attract and retain key management personnel, (xiv) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (xv) SYKES’ ability to further penetrate into vertically integrated markets, (xvi) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xvii) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xviii) the ultimate outcome of any lawsuits, (xix) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (xx) SYKES’ dependence on trends toward outsourcing, (xxi) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxii) the existence of substantial competition, (xxiii) the early termination of contracts by clients; (xxiv) the ability to obtain and maintain grants and other incentives (tax or otherwise); and (xxv) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.
For additional information contact:
Subhaash Kumar
Sykes Enterprises, Incorporated
(813) 233-7143

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,	June 30,
	2007	2006
Revenues	$168,284	$135,221
Direct salaries and related costs	(110,464)	(86,378)
General and administrative	(50,385)	(42,333)
(Loss) gain on disposal of property & equipment, net	34	(5)

Income from operations	7,469	6,505
Other income, net	652	3,270

Income before benefit (provision) for income taxes	8,121	9,775
Benefit (provision) for income taxes	(1,784)	1,996

Net income	$6,337	$11,771

Net income per basic share	$0.16	$0.30
Shares outstanding, basic	40,359	39,900

Net income per diluted share	$0.16	$0.29
Shares outstanding, diluted	40,652	40,251

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Six Months Ended
	June 30,	June 30,
	2007	2006
Revenues	$336,285	$266,308
Direct salaries and related costs	(216,335)	(169,394)
General and administrative	(98,937)	(83,328)
(Loss) gain on disposal of property & equipment, net	31	(14)
Impairment of long-lived assets	—	(382)

Income from operations	21,044	13,190
Other income	1,529	4,246

Income before benefit (provision) for income taxes	22,573	17,436
Benefit (provision) for income taxes	(4,437)	234

Net income	$18,136	$17,670

Net income per basic share	$0.45	$0.45
Shares outstanding, basic	40,331	39,679

Net income per diluted share	$0.45	$0.44
Shares outstanding, diluted	40,585	40,044

Sykes Enterprises, Incorporated
Segment Results
(in thousands)
(Unaudited)

	Three Months Ended
	June 30,	June 30,
	2007	2006
Revenues:
Americas	$113,242	$90,937
EMEA	55,042	44,284

Total	$168,284	$135,221

Operating Income:
Americas	$15,518	$13,324
EMEA	2,160	1,298

Operating income before corporate G&A expenses	17,678	14,622

Corporate G&A expenses	(10,209)	(8,117)

Income from operations	7,469	6,505

Other income, net	652	3,270
Benefit (provision) for income taxes	(1,784)	1,996

Net income	$6,337	$11,771

	Six Months Ended
	June 30,	June 30,
	2007	2006
Revenues:
Americas	$227,205	$179,209
EMEA	109,080	87,099

Total	$336,285	$266,308

Operating Income:
Americas	$35,571	$27,176
EMEA	5,060	2,374

Operating income before charges, impairment of long-lived assets and corporate G&A	40,631	29,550

Corporate G&A expenses	(19,587)	(15,978)
Impairment of long-lived assets	—	(382)

Income from operations	21,044	13,190

Other income	1,529	4,246
Benefit (provision) for income taxes	(4,437)	234

Net income	$18,136	$17,670

Sykes Enterprises, Incorporated
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2007	2006
	(Unaudited)
Assets:
Current assets	$320,348	$288,771
Property and equipment, net	72,138	66,205
Other noncurrent assets	59,866	60,597

Total assets	$452,352	$415,573

Liabilities & Shareholders’ Equity:
Current liabilities	$105,747	$104,875
Noncurrent liabilities	26,033	19,225
Shareholders’ equity	320,572	291,473

Total liabilities and shareholders’ equity	$452,352	$415,573

Sykes Enterprises, Incorporated
Supplementary Data

	Q2 2007	Q2 2006
Geographic Mix (% of Total Revenue):
Americas (1)	67.3%	67.3%
Europe, Middle East & Africa (EMEA)	32.7%	32.7%

Total:	100.0%	100.0%

(1)	Includes the United States, Canada, Latin America and the Asia Pacific (APAC) Region. Latin America and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S. based clients.

	Q2 2007	Q2 2006
Vertical Industry Mix (% of Total Revenue):
Communications	34%	34%
Technology / Consumer	32%	32%
Financial Services	12%	11%
Transportation & Leisure	7%	7%
Healthcare	7%	7%
Other	8%	9%

Total:	100%	100%

Sykes Enterprises, Incorporated
Cash Flow from Operations
(in thousands)
(Unaudited)

	Three Months Ended
	June 30,	June 30,
	2007	2006
Cash Flow From Operating Activities:
Net income	$6,337	$11,771
Depreciation and amortization	6,053	5,813
Changes in assets and liabilities and other	5,407	(5,232)

Net cash provided by operating activities	$17,797	$12,352

Capital expenditures	$7,773	$3,722
Cash interest paid	$12	$64
Cash taxes paid	$4,313	$2,472

	Six Months Ended
	June 30,	June 30,
	2007	2006
Cash Flow From Operating Activities:
Net income	$18,136	$17,670
Depreciation and amortization	12,033	11,878
Changes in assets and liabilities and other	(7,440)	(8,794)

Net cash provided by operating activities	$22,729	$20,754

Capital expenditures	$14,137	$7,801
Cash interest paid	$79	$191
Cash taxes paid	$6,585	$4,667